Exhibit 10.1

ATTENTION:
PLEASE NOTE THAT, FOR YOUR CONVENIENCE, THIS ACCO BRANDS CORPORATION INCENTIVE PLAN RESTRICTED STOCK UNIT EXECUTIVE OFFICER AWARD AGREEMENT IS DIVIDED INTO TWO PARTS, BOTH OF WHICH MAKE UP THE FULL AGREEMENT. THIS AGREEMENT IS PART ONE OF TWO. PLEASE ENSURE THAT YOU READ THIS AND THE OTHER PART OF THIS AGREEMENT, WHICH CAN BE FOUND ON THE “GRANT ACCEPTANCE: VIEW/ACCEPT GRANT” SCREEN OF THE E*TRADE SYSTEM.

ACCO BRANDS CORPORATION INCENTIVE PLAN
EXECUTIVE OFFICER RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS EXECUTIVE OFFICER RESTRICTED STOCK UNIT AWARD AGREEMENT, including the Participant Covenants set forth in Attachment A hereto (“Participant Covenants”), (collectively, the “Agreement”), is made and entered into and effective this ______, 20__ (the “Grant Date”) by and between ACCO Brands Corporation, a Delaware corporation (collectively with all Subsidiaries, the “Company”) and ____________ (“Participant”).
WHEREAS, the Company desires to grant to the Participant an Award of Restricted Stock Units under the ACCO Brands Corporation Incentive Plan (the “Plan”) as set forth in this Agreement.
NOW THEREFORE, the Company and the Participant agree as follows:
1.    Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control.
2.    Award of Restricted Stock Units. The Company hereby grants to the Participant on the Grant Date an Award of ____________ shares of Restricted Stock Units. Each Restricted Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant one (1) share of Common Stock (“Share”) upon vesting in accordance with Section 3 and settlement in accordance with Section 4. The Company shall hold the Restricted Stock Units in book-entry form. The Participant shall have no direct or secured claim in any specific assets of the Company or the Shares that may become issuable to the Participant under Section 4, and shall have the status of a general unsecured creditor of the Company. THIS AWARD IS CONDITIONED ON THE PARTICIPANT SIGNING THIS AGREEMENT VIA E-SIGNATURE (AS DESCRIBED AT THE END OF THIS

AGREEMENT) NO LATER THAN ________, 20__, WHICH THE PARTICIPANT ACCEPTS UPON HIS OR HER ELECTRONIC EXECUTION OF THIS AGREEMENT AS DESCRIBED BELOW, AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE PARTICIPANT COVENANTS SET FORTH ON ATTACHMENT A HERETO THAT APPLY DURING THE PARTICIPANT’S EMPLOYMENT AND FOLLOWING A TERMINATION OF THE PARTICIPANT’S EMPLOYMENT FOR ANY REASON.
3.    Vesting.
(a)    Generally. Except as otherwise provided in this Section 3, the Restricted Stock Units shall vest on _________, 20__ (the “Vesting Date”), provided that the performance objective is attained during the performance period, as set forth in Schedule I, and the Participant has been continuously employed by the Company from the Grant Date through the Vesting Date.
(b)    Death; Disability. Upon the death of the Participant while employed by the Company or the Participant’s Separation from Service due to the Participant’s Disability before the Vesting Date, a number of Restricted Stock Units shall become vested (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed from the Grant Date through the date of such death or Separation from Service and the denominator of which is the number of days from the Grant Date through the Vesting Date; provided, in the event of such death or Separation from Service due to Disability on or after the end of the performance period set forth in Schedule I, such vesting of Restricted Stock Units shall be subject to the attainment of the performance objective set forth in Schedule I (and if not so attained shall be forfeited).
(c)    Retirement. Upon the Participant’s Separation from Service due to Retirement after the first anniversary of the Grant Date and before the Vesting Date and provided that that the performance objective had been attained during the performance period, as set forth in Schedule I, a number of Restricted Stock Units shall become vested (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed from the Grant Date through the date of such Separation from Service and the denominator of which is the number of days from the Grant Date through the Vesting Date.
(d)    Involuntary Termination Without Cause. Upon the Participant’s involuntary termination of employment without Cause at any time during the 180-day period preceding the Vesting Date (an “Involuntary Termination”) and provided that that the performance objective had been attained during the performance period, as set forth in Schedule , a number of Restricted Stock Units shall become vested (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed from the Grant Date through the date of such Involuntary Termination and the denominator of which is the number of days from the Grant Date through the Vesting Date. For purposes of this Agreement, except as otherwise defined under the Plan, “Cause” shall mean, (x) a material breach by the Participant of those duties and responsibilities that do not differ in any material respect from the Participant’s duties and responsibilities during the 90-day period immediately prior to such Separation from Service, which breach is demonstrably willful and deliberate on the Participant’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of written notice from the Committee specifying such breach, (y) the conviction of the Participant of a felony, or (z) dishonesty or willful misconduct in connection with the Participant’s employment or services, including a breach of the Company’s Code of Business Conduct & Ethics, resulting in material economic harm to the Company.
(e)    Change in Control.
(i)    Section 12 of the Plan Governs. The provisions of Section 12 of the Plan shall apply in the event of a Change in Control.
(ii)    Good Reason. For purposes of this Agreement and Section 12 of the Plan, except as otherwise defined under the Plan, “Good Reason” shall mean (A) a material reduction in the Participant’s annual base salary or annual bonus potential from those in effect immediately prior to the Change in Control or (B) the Participant’s mandatory relocation to an office more than 50 miles from the primary location at which the Participant is required to perform the Participant’s duties immediately prior to the Change in Control, and which reduction or relocation is not remedied within 30 days after receipt of written notice from the Participant specifying that “Good Reason” exists for purposes of this Award. Notwithstanding the foregoing, the Participant’s voluntary Separation from Service for Good Reason shall not be effective unless (1) the Participant delivers a written notice setting forth the details of the occurrence giving rise to the claim of Separation from Service for Good Reason within a period not to exceed 90 days after its initial existence and (2) the Company fails to cure the same within a 30-day period.
(iii)    24 Months After Change in Control. Any Separation from Service of the Participant occurring more than 24 months after a Change in Control shall be governed by the provisions of Section 3 of this Agreement other than Section 3(e)(i).
(f)    Divestiture. If the Participant’s employment with the Company ceases upon the occurrence of a transaction, other than a Change in Control, by which the Subsidiary that is the Participant’s principal employer ceases to be a Subsidiary of ACCO Brands Corporation (“Divestiture”) after the first anniversary of the Grant Date and before the Vesting Date and provided that that the performance objective had been attained during the performance period, as set forth in Schedule I, a number of Restricted Stock Units shall become vested (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed from the Grant Date through the date of the Divestiture and the denominator of which is the number of days from the Grant Date through the Vesting Date.
(g)    Other Terminations. Except as otherwise provided under this Section 3, upon the Participant’s Separation from Service for any reason prior to the Vesting Date, any unvested Restricted Stock Units shall be immediately forfeited, automatically cancelled and terminated.

4.    Settlement.
(a)    Issuance of Shares. The Company (or its successor) shall cause its transfer agent for Common Stock to register shares in book-entry form in the name of the Participant (or, in the discretion of the Committee, issue to the Participant a stock certificate) representing a number of Shares equal to the number of Restricted Stock Units becoming vested pursuant to Section 3:
(i)    General. As soon as may be practicable after the Vesting Date, but not later than March 15th of the taxable year of the Company following the Vesting Date in the case of vesting under Section 3(a);
(ii)    Accelerated Vesting due to Certain Terminations. Within 60 days (and during the taxable year designated by the Committee in its sole discretion, as may apply) in the case of the Participant’s death, Separation from Service due to Disability, Retirement, Involuntary Termination, involuntary Separation from Service by the Company without Cause or voluntary Separation from Service for Good Reason under Section 12(b) of the Plan, or the Participant’s termination of employment due to a Divestiture; or
(iii)    Change in Control. On the date of the Change in Control in a case under Section 12(b)(ii) of the Plan.
(iv)    Special Conditions. The above provisions of this Section 4(a) to the contrary notwithstanding:
(1)    Separation While Retirement Eligible. Any Separation from Service (other than due to death) at a time when the Participant was Retirement-eligible shall be treated as a Separation from Service due to Retirement.
(2)    Non-Section 409A Change in Control; Termination Not a Separation from Service. In the event that a Change in Control does not satisfy Treasury Regulation Section 1.409A-3(i)(5), or the Participant’s employment termination due to an Involuntary Termination or a Divestiture is not a Separation from Service, the issuance of Shares shall be postponed until the earliest to occur of (A) a Treasury Regulation Section 1.409A-3(i)(5) event, (B) the Participant’s Separation from Service, or (C) the date for settlement under Section 4(a)(i).
(b)    Withholding Taxes. Unless otherwise determined by the Committee at any time prior to settlement, at the time that Shares are issued to the Participant, or any earlier such time in which income or employment taxes may become due and payable, the Company may satisfy the minimum statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) required by law with respect to the distribution of Shares (or other taxable event) by withholding from Shares issuable to the Participant hereunder such number of Shares having an aggregate Fair Market Value equal to the amount of such required withholding. In lieu of Share withholding, the Participant may satisfy such obligation by tendering payment of cash to the Company of such required withholding amount.
5.    No Transfer or Assignment of Restricted Stock Units; Restrictions on Sale. Except as otherwise provided in this Agreement, the Restricted Stock Units and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares represented by the Restricted Stock Units are delivered to the Participant or his designated representative. The Participant shall not sell any Shares, after issuance pursuant to Section 4, at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Participant is an employee of the Company.
6.    Legality of Initial Issuance. No Shares shall be issued unless and until the Company has determined that (a) any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and (b) all other applicable provisions of state or federal law have been satisfied.
7.    Participant Covenants; Forfeiture. In consideration of this Award, the Participant agrees to the covenants, the Company’s remedies for a breach thereof, and other provisions set forth in the Participant Covenants, attached hereto, incorporated into, and being a part of this Agreement. The provisions of Section 3 to the contrary notwithstanding, in addition to any other remedy set forth in SECTION 7 of the Participant Covenants, the Participant’s Restricted Stock Units, whether or not then vested, shall be immediately forfeited and cancelled in the event of the Participant’s breach of any covenant set forth in SECTIONS 3, 4.1 or 4.2 of the Participant Covenants.
8.    Miscellaneous Provisions.
(a)    Rights as a Stockholder. Neither the Participant nor the Participant’s representative shall have any rights as a stockholder with respect to any Shares underlying the Restricted Stock Units until the date that the Company delivers such Shares to the Participant or the Participant’s representative.
(b)    Dividend Equivalents. As of each dividend date with respect to Shares, an unvested dividend equivalent shall be awarded to the Participant in the dollar amount equal to the amount of the dividend that would have been paid on the number of Shares equal to the number of Restricted Stock Units held by the Participant as of the close of business on the record date for such dividend. Such dividend equivalent amount shall be converted into a number of Restricted Stock Units equal to the number of whole and fractional Shares that could have been purchased at the Fair Market Value on the dividend payment date with such dollar amount. In the case of any dividend declared on Shares which is payable in Shares, the Participant shall be awarded an unvested dividend equivalent of an additional number of Restricted Stock Units equal to the product of (i) the number of his Restricted Stock Units then held on the related dividend record date multiplied by the (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. All such dividend equivalents credited to the Participant shall be added to and in all respects thereafter be treated as additional Restricted Stock Units under this Agreement.
(c)    No Retention Rights. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company for any period of time or interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without Cause.
(d)    Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he most recently provided to the Company.
(e)    Entire Agreement; Amendment; Waiver. This Agreement (including the Participant Covenants) constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof; provided, if the Participant is bound by any restrictive covenant contained in a previously-executed agreement with the Company, such restrictions shall be read together with the Participant Covenants to provide the Company with the greatest amount of protection, and to impose on the Participant the greatest amount of restriction, allowed by law. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.
(f)    Choice of Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. The Company and the Participant stipulate and consent to personal jurisdiction and proper venue in the state or federal courts of Cook County, Illinois and waive each such party’s right to objection to an Illinois court’s jurisdiction and venue. The Participant and the Company hereby waive their right to jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above.
(g)    Successors.
(i)    Limitation on Assignment. This Agreement is personal to the Participant and, except as otherwise provided in Section 5 above, shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.
(ii)    Company and Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.
(h)    Severability. If any provision of this Agreement for any reason shall be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.
(i)    Section 409A. Anything in this Agreement to the contrary notwithstanding:
(i)    General. This Agreement shall be interpreted so as to comply with or satisfy an exemption from Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively, “Section 409A”). The Committee may in good faith make the minimum modifications to this Agreement as it may deem appropriate to comply with Section 409A while to the maximum extent reasonably possible maintaining the original intent and economic benefit to the Participant and the Company of the applicable provision.
(ii)    Specified Employees. To the extent required by Section 409A(a)(2)(B)(i), settlement of Restricted Stock Units to the Participant who is a “specified employee” that is due upon the Participant’s Separation from Service (including upon the Participant’s Retirement or a Separation from Service that is treated as a Retirement under Section 4(a)) shall be delayed and paid in a lump sum within seven (7) days (and the Company shall have sole discretion to determine the taxable year in which it is paid) after the earlier of the date that is six (6) months after the date of such Separation from Service or the date of the Participant’s death after such Separation from Service. For such purposes, whether the Participant is a “specified employee” shall be determined in accordance with the default provisions of Treasury Regulation Section 1.409A-1(i), with the “identification date” to be December 31 and the “effective date” to be the April 1 following the identification date (as such terms are used under such regulation).
(j)    Headings; Interpretation. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.
By opening each of the two parts of this Agreement and clicking the “Accept” button on the “Grant Acceptance: View/Accept Grant” screen (the Participant’s e-signature, the legal equivalent of his/her handwritten/wet signature), the Participant:

(1)
Acknowledges that he or she is the authorized recipient of this Agreement and that he or she has properly accessed the E*Trade online system by use of the username and password created by the Participant;

(2)
Acknowledges that he or she has read and understands the ACCO Brands Corporation Incentive Plan Executive Officer Restricted Stock Unit Award Agreement in its entirety, including Schedule I and the Participant Covenants; and

(3)
Accepts and agrees to the terms and conditions of the ACCO Brands Corporation Incentive Plan Executive Officer Restricted Stock Unit Award Agreement in its entirety, including Schedule I and the Participant Covenants.

[Signature page follows]

ACCO     Brands Corporation                    PARTICIPANT
By:                        [Please see above]

Name:
Title:

ATTENTION:
PLEASE NOTE THAT, FOR YOUR CONVENIENCE, THIS ACCO BRANDS CORPORATION INCENTIVE PLAN RESTRICTED STOCK UNIT EXECUTIVE OFFICER AWARD AGREEMENT IS DIVIDED INTO TWO PARTS, BOTH OF WHICH MAKE UP THE FULL AGREEMENT. THIS AGREEMENT IS PART ONE OF TWO. PLEASE ENSURE THAT YOU READ THIS AND THE OTHER PART OF THIS AGREEMENT, WHICH CAN BE FOUND ON THE “GRANT ACCEPTANCE: VIEW/ACCEPT GRANT” SCREEN OF THE E*TRADE SYSTEM.

SCHEDULE I
ACCO Brands Performance Objective for the Fiscal Year [ ]
Long-Term Incentive Plan (LTIP) Executive Officer Restricted Stock Unit (RSU)

Measurement Cycle	Weight	Measure and Definition

A target of at least $1 in pre-tax ACCO Brands Net Income excluding any impairment charges as of December 31, which serves as the Section 162(m) Gate prior to the vesting of this RSU award, as certified in writing by the Compensation Committee of the Board of Directors in Q1 [20__]. The ACCO Brands Board Compensation Committee reserves the right to make adjustments to account for unforeseen circumstances.

ATTACHMENT A
Participant Covenants

ATTENTION:
PLEASE VIEW THE PARTICIPANT COVENANTS ON THE “GRANT ACCEPTANCE: VIEW/ACCEPT GRANT” SCREEN OF THE E*TRADE SYSTEM